EXHIBIT 107

Calculation of Filing Fee Tables

S-8

374Water Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other	10,422,742(2)	$1.51(3)	$15,738,340.42	0.0001531	$2,409.54
Equity	Common Stock, $0.0001 par value per share	Other	12,683,608(4)	$1.32(5)	$16,742,362.56	0.0001531	$2,563.26

Total Offering Amounts					$32,480,702.98		$4,972.80
Total Fee Offsets							—
Net Fee Due							$4,972.80

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.0001 par value per share (the “Common Stock”), of 374Water Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 10,422,742 shares of Common Stock underlying options issued under the 374Water Inc. 2021 Equity Incentive Plan (the “Plan”) outstanding as of September 30, 2024 (the “Option Shares”).
(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to $1.51, which is the weighted average exercise price of the Option Shares.

(4)	Represents 12,683,608 shares of Common Stock reserved for issuance under the Plan (the “Remaining Reserve Shares”).
(5)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to the average high and low prices of a share of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on September 26, 2024.